Exhibit 5.1

March 3, 2009

Virgin Media Inc.

909 Third Avenue, Suite 2863

New York, NY  10022

USA

Ladies and Gentlemen:

We have acted as special counsel to Virgin Media Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 (together with any amendments thereto, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offering of an aggregate of 25,769,060 shares (as adjusted in accordance with the terms of the Warrants, the “Shares”) of the common stock of the Company, which may be issued upon exercise of Series A Warrants of the Company (the “Warrants”) originally issued by Virgin Media Holdings Inc. under the Series A Warrant Agreement dated January 10, 2003 between NTL Incorporated and Continental Stock Transfer & Trust Company, as Warrant Agent, as supplemented by the First Supplemental Warrant Agreement dated March 3, 2006 among NTL Incorporated, NTL Holdings Inc., Continental Stock Transfer & Trust Company and The Bank of New York, as Warrant Agent, and the Second Supplemental Warrant Agreement dated December 11, 2007 between Virgin Media Inc. and The Bank of New York Mellon, as Warrant Agent, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”).  With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion.  We have examined, among other documents, the Registration Statement.

We have assumed for purposes of this opinion that the Warrants are valid and binding obligations of the Company.

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents, and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies.  As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assume the accuracy of, oral or written statements and other information of or from public officials and officers and representatives of the Company and others.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized and, when the Registration Statement has become effective under the Securities Act and the Shares have been issued upon exercise of the Warrants in accordance with the terms thereof, the Shares will be validly issued, fully paid and non-assessable.

The opinion set forth above is subject to (i) applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity; and (iii) the application of any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation, or preferential transfer law or any law governing the distribution of assets of any person now or hereafter in effect affecting creditors’ rights and remedies generally.

The opinion expressed herein is limited to the federal laws of the United States of America, the laws of the State of New York and, to the extent relevant, the General Corporation Law of the State of Delaware (which includes applicable provisions of the Delaware Constitution and reported judicial interpretations covering those laws), each as currently in effect. The opinion expressed herein is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinion expressed herein is given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after the date hereof or for any other reason.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to this firm under the caption “Validity of the Securities” in the Prospectus.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ FRIED, FRANK, HARRIS, SHRIVER & JACOBSON (LONDON) LLP

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON (LONDON) LLP